UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2008

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

This current report on Form 8-K/A amends the reports on Form 8-K filed on October 27, 2008 and December 18, 2008 by the Federal Home Loan Bank of Atlanta (the "Bank") to announce the election to the Bank's board of directors of F. Gary Garczynski, Donna Goodrich, Scott C. Harvard, LaSalle D. Leffall, III, and Edward J. Woodard. As of those dates, the Bank had not yet determined which committees of the board these directors would serve on in 2009.

On January 8, 2009, the Bank finalized the 2009 board committee assignments as follows:

Board Member	Committee Assignments
F. Gary Garczynski	Executive Finance Governance and Compensation (Vice Chair) Housing and Community Investment
Donna Goodrich	Credit and Member Services (Chair) Enterprise Risk and Operations Executive Finance (Vice Chair)
Scott C. Harvard	Executive (Chair) Ex officio member of all other committees
LaSalle D. Leffall, III	Enterprise Risk and Operations Finance Housing and Community Investment (Vice Chair)
Edward J. Woodard	Credit and Member Services Enterprise Risk and Operations Housing and Community Investment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: January 12, 2009	By: /s/ Jill Spencer
Jill Spencer
Executive Vice President,
General Counsel,
Chief Strategy Officer and Secretary